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                                                                    Exhibit 10.9

                                                               Agreement 02-0207

                                   AGREEMENT
                                   ---------

     This Agreement ("Agreement") is made effective the 9th day of November, 2001, by and between Wisconsin Alumni Research Foundation (hereinafter called "WARF"), a non-stock, nonprofit Wisconsin corporation, and Quatrx
Pharmaceuticals Company, (hereinafter called "Quatrx"), a corporation organized and existing under the laws of the State of Delaware;

     WHEREAS, WARF has entered into that certain Deltanoid License Agreement dated April 7, 2000 by and between WARF and Deltanoid Pharmaceuticals, Inc. ("Deltanoid"), a copy of which is attached hereto as Exhibit A (the "Deltanoid Agreement");

     WHEREAS, under the terms of the Deltanoid Agreement, WARF licensed to Deltanoid rights in certain compounds and inventions described in the Deltanoid Agreement (the "Deltanoid Rights");

     WHEREAS, contemporaneous with the execution of this Agreement, Quatrx will enter into an agreement with Deltanoid (a copy of which is attached hereto as Exhibit B) pursuant to which Deltanoid shall sublicense to Quatrx certain Deltanoid Rights (the "Deltanoid-Quatrx Agreement").

     WHEREAS, WARF and Quatrx desire to provide for the continued ability of Quatrx to research, develop and commercialize product based on the Deltanoid Rights even in the event that the Deltanoid Agreement is terminated.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1. Consequence of Termination of Deltanoid Agreement.
           -------------------------------------------------

          In the event that (a) the Deltanoid Agreement is terminated for any reason and (b) Quatrx has not breached the Deltanoid-Quatrx Agreement, then WARF and Quatrx shall be deemed to have entered into an agreement identical to the Deltanoid-Quatrx Agreement except that WARF shall be substituted for Deltanoid in that agreement (such new agreement is hereinafter referred to as the "New WARF-Quatrx Agreement"). In the event that WARF is prohibited by any applicable law, rule or regulation from entering into the New WARF-Quatrx Agreement, or WARF'S entering into such New WARF-Quatrx Agreement would adversely affect its non-profit status, then the parties agree to enter into an agreement (the "Modified New WARF-Quatrx Agreement") whereby (w) WARF shall license to Quatrx the Deltanoid Rights licensed to Quatrx in the Deltanoid-Quatrx Agreement,
(x) such new agreement shall require payment to WARF of a royalty on net sales of products based on the Deltanoid Rights which royalty is ****** that set forth in the Deltanoid-Quatrx Agreement, (y) such new agreement shall require the payment to WARF of other fees and milestones ****** those set forth in the Deltanoid-Quatrx Agreement (less the amount of any such fees already paid by Quatrx to Deltanoid) and (z) all other economic terms of such agreement shall be the same as set forth in the Deltanoid-Quatrx Agreement.

Section 2. Cooperation.
           -----------

     In the event that a New WARF-Quatrx Agreement or a Modified New WARF-Quatrx Agreement is entered into by the parties, WARF and Quatrx hereby agree to cooperate in the exchange of such information, including, without limitation, pre-clinical and clinical research reports, patent applications and related prosecution histories, and other documentation as shall be necessary to permit the continued and uninterrupted research, development and commercialization of products based on the Deltanoid Rights to the extent such information is in the possession of WARF and Quatrx respectively.

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Section 3.     Miscellaneous.

          This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.

Section 4.     Notices.

          Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail or a nationally recognized overnight delivery service addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

          (a)  Wisconsin Alumni Research Foundation
               Attn: Managing Director
               614 Walnut Street
               Madison, Wisconsin 53705

          (b)  Quatrx Pharmaceuticals, Inc.
               5430 Data Court, Suite 300
               Ann Arbor, MI 48108
               Attention: CEO
               Telephone: 734-913-0743
               Telecopy:  734-913-9900

Section 5.     Integration.

          This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 5, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

Section 6.     Authority.

          The persons signing on behalf of WARF and Quatrx hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed and that each such contracting party is authorized to enter into this Agreement. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.






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Section 7.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

 WISCONSIN ALUMNI RESEARCH FOUNDATION


By: /s/ Carl E. Gulbrandsen                  Date: 11/14, 2001
   --------------------------------------          --------------------
   Carl E. Gulbrandsen, Managing Director




 QUATRX PHARMACEUTICALS COMPANY


By: /s/ ROBERT L. ZERBE                      Date: 11/9, 2001
   --------------------------------------          --------------------
Name and Office: ROBERT L. ZERBE
                -------------------------------------------------------
  CHIEF EXECUTIVE OFFICER
--------------------------------------
Reviewed by WARF's Attorney:

/s/ Elizabeth L.R. Donley                          11/14, 2001
-----------------------------------------          --------------------
Elizabeth L.R. Donley, Esq.


(WARF's attorney shall not be deemed a signatory to this Agreement.)